Exhibit 99.1
FOR IMMEDIATE RELEASE

Momentive Specialty Chemicals Inc. Announces Third Quarter 2014 Results

COLUMBUS, Ohio - (November 10, 2014) - Momentive Specialty Chemicals Inc. (“Momentive Specialty Chemicals” or the “Company”) today announced results for the third quarter ended September 30, 2014.
Third Quarter 2014 Highlights

•	Total revenues increased 8% to $1.35 billion compared to the prior year period primarily reflecting increased volumes in our specialty epoxy, oilfield, and North American formaldehyde businesses.

•
Segment EBITDA increased 4% to $125 million compared to the prior year period primarily reflecting higher sales within the aforementioned businesses partially offset by continued softness within our base epoxies and European dispersions business.

“Our specialty portfolio, new product development efforts and integrated global network supported our sales and EBITDA gains in the third quarter of 2014,” said Craig Morrison, Chairman, President and CEO. “Third quarter 2014 results reflected continued strength in our specialty products, including specialty epoxy resins fueled by positive wind energy demand and growth in our oilfield proppants business, which posted its seventh consecutive quarter of sequential volume gains. Our North American formaldehyde business also grew significantly in the third quarter of 2014 versus the prior year reflecting ongoing growth from housing and industrial demand.”

“We also recently announced our third formaldehyde expansion. This new site in Luling, Louisiana, along with our other two previously announced site expansions in Curitiba, Brazil and Geismar, Louisiana, further solidifies our industry-leading position and will provide needed capacity to meet our customers’ anticipated growth. In addition, our new phenolic specialty resins joint venture in China remains on track to come online in the fourth quarter of 2014, further strengthening our Asia Pacific footprint.”

“We continue to balance our strategic investments with a steadfast focus on cost control and productivity. We are currently targeting $25 million to $30 million in additional cost reduction initiatives that will be implemented in the fourth quarter of 2014 and the first half of 2015. We entered 2014 with substantial liquidity and have used a portion of it to strategically invest in the business this year to support our future earnings growth. With no significant debt maturities until 2018 and substantial liquidity, as well as a number of expansion projects in development, we have taken both the financial and strategic steps to position ourselves for long-term growth and sustainability.”
Segment Results
Following are net sales and Segment EBITDA by reportable segment for the third quarter ended September 30, 2014. Segment EBITDA is defined as EBITDA adjusted to exclude certain non-cash and non-recurring expenses. Segment EBITDA is an important measure used by the Company's senior management and board of directors to evaluate operating results and allocate capital resources among segments. Corporate and Other primarily represents certain corporate, general and administrative expenses that are not allocated to the segments.
Net Sales (1):

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2014	2013	2014	2013
Epoxy, Phenolic and Coating Resins	$878	$806	$2,557	$2,370
Forest Products Resins	469	443	1,420	1,321
Total	$1,347	$1,249	$3,977	$3,691

(1)	Intersegment sales are not significant and, as such, are eliminated within the selling segment.
Segment EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2014	2013	2014	2013
Epoxy, Phenolic and Coating Resins	$79	$77	$227	$218
Forest Products Resins	63	58	188	172
Corporate and Other	(17)	(15)	(53)	(47)

Reconciliation of Segment EBITDA to Net Loss (Unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2014	2013	2014	2013
Segment EBITDA:
Epoxy, Phenolic and Coating Resins	$79	$77	$227	$218
Forest Products Resins	63	58	188	172
Corporate and Other	(17)	(15)	(53)	(47)

Reconciliation:
Items not included in Segment EBITDA:
Asset impairments	—	—	—	(7)
Business realignment costs	(6)	(4)	(24)	(15)
Integration costs	(1)	(4)	(6)	(9)
Other	(29)	(17)	(52)	(43)
Total adjustments	(36)	(25)	(82)	(74)
Interest expense, net	(77)	(77)	(230)	(227)
Loss on extinguishment of debt	—	—	—	(6)
Income tax expense	(2)	(57)	(23)	(31)
Depreciation and amortization	(38)	(37)	(109)	(113)
Net loss	$(28)	$(76)	$(82)	$(108)
Liquidity and Capital Resources
At September 30, 2014, Momentive Specialty Chemicals had total debt of approximately $3.8 billion, unchanged from December 31, 2013. In addition, at September 30, 2014, the Company had $456 million in liquidity comprised of $101 million of unrestricted cash and cash equivalents, $10 million of short-term investments, $300 million of borrowings available under the Company’s asset-backed loan facility (the “ABL Facility”) ($400 million borrowing base less $65 million of outstanding borrowings and $35 million of outstanding letters of credit) and $45 million of borrowings available under credit facilities at certain international subsidiaries.
Momentive Specialty Chemicals expects to have adequate liquidity to fund its ongoing operations for the next twelve months from cash on its balance sheet, cash flows provided by operating activities and amounts available for borrowings under its credit facilities.

Earnings Call
Momentive Specialty Chemicals will host a teleconference to discuss third quarter 2014 results on Monday, November 10, 2014, at 11:00 a.m. Eastern Time.
Interested parties are asked to dial-in approximately 10 minutes before the call begins at the following numbers:
U.S. Participants: 866-318-8617
International Participants: 617-399-5136
Participant Passcode: 62507580
Live Internet access to the call and presentation materials will be available through the Investor Relations section of the Company's website: www.momentive.com.
A replay of the call will be available for one week beginning at 3:00 p.m. Eastern Time on November 10, 2014. The playback can be accessed by dialing 888-286-8010 (U.S.) and +1-617-801-6888 (International). The passcode is 36598843. A replay also will be available through the Investor Relations Section of the Company’s website.

Covenant Compliance
The instruments that govern the Company’s indebtedness contain, among other provisions, restrictive covenants regarding indebtedness (including an Adjusted EBITDA to Fixed Charges ratio incurrence test), dividends and distributions, mergers and acquisitions, asset sales, affiliate transactions and capital expenditures.
Adjusted EBITDA is defined as EBITDA adjusted for certain non-cash and certain non-recurring items and other adjustments calculated on a pro forma basis, including the expected future cost savings from business optimization programs or other programs and the expected future impact of acquisitions, in each case as determined under the governing debt instrument. As the Company is highly leveraged, it believes that including the supplemental adjustments that are made to calculate Adjusted EBITDA provides additional information to investors about the Company’s ability to comply with its financial covenants and to obtain additional debt in the future. Adjusted EBITDA and Fixed Charges are not defined terms under accounting principles generally accepted in the United States of America (U.S. GAAP). Adjusted EBITDA is not a measure of financial condition, liquidity or profitability, and should not be considered as an alternative to net income (loss) determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not take into account certain items such as interest and principal payments on our indebtedness, depreciation and amortization expense (because the Company uses capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue), working capital needs, tax payments (because the payment of taxes is part of our operations, it is a necessary element of our costs and ability to operate), non-recurring expenses and capital expenditures. Fixed Charges under the secured indentures should not be considered an alternative to interest expense.

Reconciliation of Last Twelve Months Net Loss to Adjusted EBITDA
The following table reconciles Net loss to EBITDA and Adjusted EBITDA, and calculates the ratio of Adjusted EBITDA to Fixed Charges as calculated under certain of the Company's indentures, for the period presented:

September 30, 2014
(In millions)	LTM Period
Net loss	$(608)
Income tax expense	341
Interest expense, net	306
Depreciation and amortization	143
EBITDA	182
Adjustments to EBITDA:
Asset impairments	174
Business realignments (1)	30
Integration costs (2)	7
Other (3)	63
Savings from Shared Services Agreement (4)	1
Cost reduction programs savings (5)	3
Pro forma EBITDA adjustment for acquisition and new plant expansions (6)	45
Adjusted EBITDA	$505
Pro forma fixed charges (7)	$295
Ratio of Adjusted EBITDA to Fixed Charges (8)	1.71

(1)	Represents headcount reduction expenses and plant rationalization costs related to cost reduction programs and other costs associated with business realignments.

(2)	Primarily represents integration costs associated with the previous integration of MSC and Momentive Performance Materials Inc. (“MPM”).

(3)
Primarily includes pension expense related to formerly owned businesses, business optimization expenses, management fees, retention program costs, stock-based compensation and realized and unrealized foreign exchange and derivative activity.

(4)
Primarily represents pro forma impact of expected savings from the Shared Services Agreement with MPM. Savings from the Shared Services Agreement represent the unrealized savings from shared services and logistics optimization, best-of-source contractual terms, procurement savings, and regional site rationalization as a result of the previous integration of MSC and MPM, and represent our estimate of the unrealized savings from such initiatives that would have been realized had the related actions been completed at the beginning of the LTM period. Best of source contractual terms, procurement and logistics savings relate to cost savings as a result of lower cost contracts for raw materials and logistics as a result of better leverage with vendors.

(5)
Represents pro forma impact of in-process cost reduction programs savings. Cost reduction program savings represent the unrealized headcount reduction savings and plant rationalization savings related to cost reduction programs and other unrealized savings associated with the Company’s business realignments activities, and represent our estimate of the unrealized savings from such initiatives that would have been realized had the related actions been completed at the beginning of the LTM period. The savings are calculated based on actual costs of exiting headcount and elimination or reduction of site costs.

(6)
Reflects pro forma impact of the acquisition of a manufacturing facility in Shreveport, Louisiana in early 2014, and represents our estimate of incremental annualized EBITDA when the facility is operating at full capacity, as well as related synergies. Also reflects the pro forma impact of new plant expansion, and represents our estimate of incremental annualized EBITDA when the facilities are fully constructed and operating at capacity.

(7)	Reflects pro forma interest expense based on interest rates at September 30, 2014.

(8)
The Company’s ability to incur additional indebtedness, among other actions, is restricted under the indentures governing certain notes, unless the Company has an Adjusted EBITDA to Fixed Charges ratio of 2.0 to 1.0. As of September 30, 2014, we did not satisfy this test. As a result, we are subject to restrictions on our ability to incur additional indebtedness and to make investments; however, there are exceptions to these restrictions, including exceptions that permit indebtedness under our ABL Facility (available borrowings of which were $300 million at September 30, 2014).

Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, the loss of, or difficulties with the further realization of, cost savings in connection with our strategic initiatives, including transactions with our affiliate, Momentive Performance Materials Inc., the impact of our substantial indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, pricing actions by our competitors that could affect our operating margins, changes in governmental regulations and related compliance and litigation costs and the other factors listed in the Risk Factors section of this report and in our other SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and our other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
About the Company
Based in Columbus, Ohio, Momentive Specialty Chemicals Inc. (formerly known as Hexion Specialty Chemicals, Inc.) is the global leader in thermoset resins. Momentive Specialty Chemicals Inc. serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Momentive Specialty Chemicals is controlled by investment funds affiliated with Apollo Global Management, LLC. Additional information about Momentive Specialty Chemicals and its products is available at www.momentive.com.
Contacts
Investors and Media:
John Kompa
614-225-2223
john.kompa@momentive.com

(See Attached Financial Statements)

MOMENTIVE SPECIALTY CHEMICALS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2014	2013	2014	2013
Net sales	$1,347	$1,249	$3,977	$3,691
Cost of sales	1,188	1,092	3,491	3,239
Gross profit	159	157	486	452
Selling, general and administrative expense	84	93	275	274
Asset impairments	—	—	—	7
Business realignment costs	6	4	24	15
Other operating expense, net	4	2	7	4
Operating income	65	58	180	152
Interest expense, net	77	77	230	227
Loss on extinguishment of debt	—	—	—	6
Other non-operating expense (income), net	18	(2)	23	1
Loss before income tax and earnings (losses) from unconsolidated entities	(30)	(17)	(73)	(82)
Income tax expense	2	57	23	31
Loss before earnings from unconsolidated entities	(32)	(74)	(96)	(113)
Earnings (losses) from unconsolidated entities, net of taxes	4	(2)	14	5
Net loss	$(28)	$(76)	$(82)	$(108)

MOMENTIVE SPECIALTY CHEMICALS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except share data)	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents (including restricted cash of $16 and $14, respectively)	$117	$393
Short-term investments	10	7
Accounts receivable (net of allowance for doubtful accounts of $15 and $16, respectively)	725	601
Inventories:
Finished and in-process goods	301	257
Raw materials and supplies	135	103
Other current assets	78	72
Total current assets	1,366	1,433
Investment in unconsolidated entities	49	45
Deferred income taxes	18	21
Other long-term assets	128	134
Property and equipment:
Land	88	88
Buildings	305	308
Machinery and equipment	2,449	2,427
	2,842	2,823
Less accumulated depreciation	(1,783)	(1,776)
	1,059	1,047
Goodwill	122	112
Other intangible assets, net	85	82
Total assets	$2,827	$2,874
Liabilities and Deficit
Current liabilities:
Accounts payable	$504	$483
Debt payable within one year	128	109
Interest payable	90	83
Income taxes payable	18	12
Accrued payroll and incentive compensation	63	47
Other current liabilities	118	127
Total current liabilities	921	861
Long-term liabilities:
Long-term debt	3,706	3,665
Long-term pension and post employment benefit obligations	209	234
Deferred income taxes	21	21
Other long-term liabilities	154	163
Total liabilities	5,011	4,944
Deficit
Common stock—$0.01 par value; 300,000,000 shares authorized, 170,605,906 issued and 82,556,847 outstanding at September 30, 2014 and December 31, 2013	1	1
Paid-in capital	525	522
Treasury stock, at cost—88,049,059 shares	(296)	(296)
Accumulated other comprehensive loss	(56)	(21)
Accumulated deficit	(2,357)	(2,275)
Total Momentive Specialty Chemicals Inc. shareholder’s deficit	(2,183)	(2,069)
Noncontrolling interest	(1)	(1)
Total deficit	(2,184)	(2,070)
Total liabilities and deficit	$2,827	$2,874

MOMENTIVE SPECIALTY CHEMICALS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
(In millions)	2014	2013
Cash flows used in operating activities
Net loss	$(82)	$(108)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	109	113
Deferred tax (benefit) expense	(2)	30
Non-cash asset impairments	—	7
Loss on extinguishment of debt	—	6
Unrealized foreign currency losses (gains)	32	(29)
Other non-cash adjustments	(3)	1
Net change in assets and liabilities:
Accounts receivable	(142)	(138)
Inventories	(90)	(70)
Accounts payable	40	94
Income taxes payable	3	32
Other assets, current and non-current	34	3
Other liabilities, current and long-term	(31)	36
Net cash used in operating activities	(132)	(23)
Cash flows used in investing activities
Capital expenditures	(133)	(96)
Capitalized interest	—	(1)
Purchase of businesses	(64)	—
Purchases of securities, net	(4)	(1)
Change in restricted cash	(2)	4
Disbursement of affiliated loan	(50)	—
Repayment of affiliated loan	50	—
Investment in unconsolidated affiliates, net	(2)	(13)
Proceeds from sale of assets	—	1
Net cash used in investing activities	(205)	(106)
Cash flows provided by financing activities
Net short-term debt borrowings	25	16
Borrowings of long-term debt	213	1,128
Repayments of long-term debt	(174)	(1,045)
Long-term debt and credit facility financing fees	—	(37)
Net cash provided by financing activities	64	62
Effect of exchange rates on cash and cash equivalents	(5)	(2)
Decrease in cash and cash equivalents	(278)	(69)
Cash and cash equivalents (unrestricted) at beginning of period	379	401
Cash and cash equivalents (unrestricted) at end of period	$101	$332
Supplemental disclosures of cash flow information
Cash paid (received) for:
Interest, net	$215	$193
Income taxes paid (refunded), net	23	(4)
Non-cash financing activities:
Non-cash issuance of debt in exchange for loans of parent	$—	$200
Non-cash distribution declared to parent	—	208
Settlement of note receivable from parent	—	24